UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Atlas Energy Solutions Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Explanatory Note

This supplement (the “Supplement”) amends and supplements the definitive proxy statement on Schedule 14A filed by Atlas Energy Solutions Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on March 27, 2026, as amended and supplemented by the supplement filed by the Company with the SEC on April 2, 2026 (the “Proxy Statement”), in connection with the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 7, 2026, at 8:00 a.m. Central Time.

The purpose of this Supplement is to correct inadvertent errors in the Proxy Statement regarding the number of shares to be issued upon exercise of outstanding options, warrants and rights and the number of shares remaining available for future issuance under equity compensation plans in the section entitled “Equity Compensation Plan Information”.

The changes to the existing disclosure in the Proxy Statement are set forth below under the heading “Revisions to the Proxy Statement.” Capitalized terms not defined in this Supplement are as defined in the Proxy Statement. Other than as set forth below, no other changes have been made to the Proxy Statement and it continues to be in full force and effect as originally filed with the SEC, and the Board of Directors of the Company continues to seek the vote of Company stockholders on each of the proposals to be voted on at the Annual Meeting as recommended in the original filing. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Supplement. This Supplement should be read in conjunction with the Proxy Statement and the other proxy materials previously made available to stockholders in connection with the Annual Meeting. If you have already voted your shares, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal.

Revisions to the Proxy Statement

The section entitled “Equity Compensation Plan Information”, originally included on page 41 of the Proxy Statement, is amended and restated in its entirety to read as follows:

EQUITY COMPENSATION PLAN INFORMATION

The following table presents the securities authorized for issuance under our equity compensation plans as of December 31, 2025:
	Equity Compensation Plan Information
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by security holders(2)	2,784,412	(3)	$—	5,924,434
Equity compensation plans not approved by security holders	—		—	—
Total	2,784,412		$—	5,924,434

(1)
The number of securities remaining available for future issuances has been reduced by the number of securities to be issued upon the vesting of RSUs subject to time-based vesting and the vesting of PSUs subject to certain market-based performance goals over a specified period of time, which are calculated at (100%) target.

(2)	The LTIP was adopted on March 8, 2023. For a description of our Incentive Plan, see Note 12 – Stock-Based Compensation to the consolidated financial statements in our Annual Report.
(3)
Includes 1,367,777 RSUs subject to time-based vesting and 1,416,635 PSUs subject to both continuous employment and certain market-based performance goals over a specified period of time, as described in the LTIP and associated award agreements and which are calculated at target. At payout, the number of performance shares may be reduced to zero or increased up to 200%.

This Supplement is being filed with the SEC and furnished to shareholders on April 10, 2026.